UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 20, 2011

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 20, 2011, Sun River Energy, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Andrew Southwell (the “Consultant”) to oversee the development of mineral resources belonging to the company.  Pursuant to the Agreement, the initial focus will be on the properties owned by the Company in Colfax County, and may extend to other owned or leased properties as directed by the Company.  The coal and gold resources maybe the first minerals to be developed, and additional minerals will be developed as mutually agreed.

The contract is contingent upon and shall not become effective until the Company obtains sufficient funding from their parties to finance the company’s obligations under the contract.  In the event the Company fails to obtain such funding on or before November 30, 2011, the contract shall be void and of no effect.  In the event the Company obtains such funding on or before November 30, 2911, the Consultant will providing consulting services from the Effective Date of the Agreement (October 20, 2011) until the earlier of June, 2012, or until such time as the Consultant is employed by the Company or a subsidiary of the Company established to develop the Mineral Resources.  The term of the Agreement can be amended by mutual consent.  How3ever, the term of the Agreement, as it relates to Section 6, regarding Confidential Information, shall be for a period of three (3) years from the Effective Date of the Agreement.

The Consultant shall be compensated for its’ services under the Agreement on the following basis:  (a)  payment of a consulting fee of $20,000 per month to Consultant; and (b) the Consultant shall be reimbursed for reasonable travel expenses incurred in performing its obligations under the Agreement which shall be supported by written invoices, expense reports, vouchers or other evidences of payment.  All expenses must be approved by the Company.

Either party may terminate the Agreement upon 10 days written notice in the event that the other party fails to perform any of its material obligations under the Agreement, or defaults in any of its material obligations under the Agreement, or upon 30 days written notice for any reason whatsoever.  Finally, the Agreement provides the Consultant will have access to confidential information of the Company and that the Consultant agrees to maintain the confidentiality of all such information.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On October 20, 2011, Sun River Energy, Inc. (the “Company”) retained mining consultant, Andrew Southwell, formerly head of North American mergers & acquisitions for mining major, Rio Tinto, to oversee the monetization of Sun River’s metallurgical (coking) coal.  The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Consulting Agreement, effective as of October 20, 2011, by and among Sun River Energy, Inc. and Andrew Southwell.

99.1	Press Release, dated October 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: October 26, 2011	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO